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                                                                    EXHIBIT 21.1

        Subsidiaries of Protection One Acquisition Holding Corporation


1.      P-1 Merger Sub., Inc., a Delaware corporation.

2.      P-2 Merger Sub., Inc., a Massachusetts corporation.